Bright Mountain Media, Inc Announces First Quarter 2023 Financial Results

Boca Raton, FL, May 11, 2023 — Bright Mountain Media, Inc. (OTCQB: BMTM) (“Bright Mountain” or the “Company”), a global holding company with current investments in digital publishing, advertising technology, consumer insights, and creative media services, today announced its unaudited financial results for the three months ended March 31, 2023.

Matt Drinkwater, Chief Executive Officer of the Company stated, “2023 has begun as a year of transformation for Bright Mountain. In April, we announced the asset acquisition of Big Village’s Insights and Agency divisions. We believe that data driven consumer insights, which are the core of Big Village Insights, are perfect complements to both our publishing and ad tech divisions. The work of integrating Big Village's proprietary data is well under way and is providing a new, important signal for brands and agencies who depend on consumer insights to fuel their business, marketing, and media decisions."

“Big Village comes with over 200 talented employees and hundreds of customers that we expect will prove synergistic to our existing partnerships to deliver even more value to clients.”

Mr. Drinkwater concluded: “The acquisition is expected to add approximately $50.0 million of annualized revenue and to be accretive to adjusted EBITDA. We plan to use this acquisition as a springboard to accelerating growth and maximizing value to shareholders.”

Financial Results for the Three Months Ended March 31, 2023

•Revenue was $1.5 million, a decrease of $2.0 million or 57% compared to $3.5 million for the same period of 2022.
•Gross margin was $528,000, a reduction of 70%, compared to $1.7 million in the same period of 2022.
•General and administrative expense was $3.4 million, a reduction of 11%, compared to $3.9 million in the same period of 2022.
•Net loss was $3.8 million, an increase of 79%, compared to a $2.1 million net loss in the same period of 2022.
•Adjusted EBITDA loss was $2.1 million compared to a loss of $1.6 million in the same period of 2022.

About Bright Mountain Media

Bright Mountain Media, Inc. (OTCQB: BMTM) unites a diverse portfolio of companies to deliver a full spectrum of advertising, marketing, technology, and media services under one roof—fused together by data-driven insights. Bright Mountain Media’s brands include Big Village Insights, Big Village Agency, Wild Sky Media, and BrightStream. For more Information, please visit www.brightmountainmedia.com.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes,” and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to successfully integrate acquisitions, and the realization of any expected benefits from such acquisitions. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:
Brian M. Prenoveau, CFA
MZ North America
561-489-5315
BMTM@mzgroup.us

BRIGHT MOUNTAIN MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share figures)

	Three Months Ended
	March 31, 2023	March 31, 2022
Revenue	$1,498	$3,460
Cost of revenue	970	1,728
Gross margin	528	1,732
General and administrative expenses	3,428	3,851
Loss from operations	(2,900)	(2,119)
Financing income (expense)
Gain on forgiveness of PPP loan	—	842
Other income (expense)	278	—
Interest expense - Centre Lane Senior Secured Credit Facility- related party	(1,163)	(835)
Interest expense - Convertible Promissory Notes - related party	(5)	(5)
Other interest (expense) income	(6)	—
Total financing income (expense)	(896)	2

Net loss before income tax	(3,796)	(2,117)
Income tax provision (benefit)	—	—
Net loss	$(3,796)	$(2,117)

Dividends
Preferred stock dividends	—	(1)

Net loss attributable to common shareholders	$(3,796)	$(2,118)
Foreign currency translation	14	—
Comprehensive loss	$(3,782)	$(2,118)

Net loss per commons share
Basic and diluted	$(0.03)	$(0.01)
Weighted-average common shares outstanding
Basic and diluted	149,708,905	149,101,377

BRIGHT MOUNTAIN MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share figures)

	March 31, 2023	December 31, 2022*
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$784	$316
Accounts receivable, net	1,264	3,585
Prepaid expenses and other current assets	408	600
Total Current Assets	2,456	4,501

Property and equipment, net	38	40
Intangible assets, net	4,124	4,510
Goodwill	19,645	19,645
Operating lease right-of-use asset	352	367
Other assets	187	137
Total Assets	$26,802	$29,200

LIABILITIES AND SHAREHOLDERS' (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$8,835	$10,317
Other liabilities	1,758	1,838
Interest Payable - 10% Convertible Promissory Notes - related party	33	31
Interest payable - Centre Lane Senior Secured Credit Facility - related party	72	—
Deferred revenue	974	737
Note payable – 10% Convertible Promissory Notes, net of discount - related party	71	68
Note payable - Centre Lane Senior Secured Credit Facility - related party (current portion)	7,696	4,860
Total Current Liabilities	19,439	17,851

Note payable – Centre Lane Senior Secured Credit Facility – net of discount, related party	24,856	25,101
Operating lease liability	304	319
Total Liabilities	44,599	43,271

Shareholders' Deficit
Convertible preferred stock, par value $0.01, 20,000,000 shares authorized:
Series A-1, 2,000,000 shares designated, no shares issued or outstanding at March 31, 2023 and December 31, 2022	—	—
Series B-1, 6,000,000 shares designated, no shares issued or outstanding at March 31, 2023 and December 31, 2022	—	—
Series E, 2,500,000 shares designated, no shares issued and outstanding at March 31, 2023 and December 31, 2022; liquidation preference of $0.40 per share	—	—
Series F, 4,344,017 shares designated, no shares issued or outstanding at March 31, 2023 and December 31, 2022	—	—
Common stock, par value $0.01, 324,000,000 shares authorized, 150,634,636 and 150,444,636 issued and 149,809,461 and 149,619,461 outstanding at March 31, 2023 and December 31, 2022, respectively	1,506	1,504
Treasury stock, at cost; 825,175 shares at March 31, 2023 and December 31, 2022	(220)	(220)
Additional paid-in capital	98,851	98,797
Accumulated deficit	(118,065)	(114,269)
Accumulated other comprehensive income	131	117
Total shareholder's deficit	(17,797)	(14,071)
Total liabilities and shareholders' deficit	$26,802	$29,200

*Derived from audited consolidated financial statements.

BRIGHT MOUNTAIN MEDIA, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(in thousands)

Non-GAAP Financial Measure

Non-GAAP results are presented only as a supplement to the financial statements and for use within management's discussion and analysis based on U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial information is provided to enhance the reader's understanding of the Company's financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP.

All of the items included in the reconciliation from net loss to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company's ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company's operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company's ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company's presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company's performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.
A reconciliation of net loss to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended March 31,
	2023	2022
Net loss before tax plus:	$(3,796)	$(2,117)
Depreciation expense	7	3
Amortization of intangibles	386	396
Amortization of debt discount	305	280
Other interest expense	6	—
Interest expense - Centre Lane Senior Secured Credit Facility and Convertible Promissory Notes - related party	864	559
EBITDA	(2,228)	(879)
Stock compensation expense	25	146
Gain on forgiveness of PPP loan	—	(842)
Non-restructuring severance expense	122	—
Adjusted EBITDA	$(2,081)	$(1,575)